Exhibit 99.1

Viveve Signs Exclusive Distribution Partnership with Paragon Meditech in Hong Kong, China and Macau

-    Partnership strengthens Viveve commercialization efforts in major Asian markets

ENGLEWOOD, CO – September 3, 2019 - Viveve Medical, Inc. (NASDAQ: VIVE), a medical technology company focused on women's intimate health, today announced an exclusive partnership agreement with Paragon Meditech Co, Ltd., a leading women’s health and medical technology distributor throughout mainland China, Hong Kong and Macau.

“We are excited to partner with Paragon Meditech as we continue to expand commercial availability of the Viveve® System worldwide. Mainland China, Hong Kong and Macau represent major market opportunities for our product and Paragon Meditech is a highly respected supplier of innovative medical technologies with a demonstrated track record of commercial success in the women’s health and aesthetics industry,” said Scott Durbin, chief executive officer and director of Viveve. “We look forward to supporting Paragon’s efforts to further strengthen the market position of Viveve’s clinically proven cryogen-cooled monopolar radiofrequency technology,” he concluded.

Mr. Kevin Cheng, general manager of Paragon Meditech, commented, “It is with great enthusiasm that we add Viveve’s technology to our portfolio through our exclusive distribution agreement. Paragon is committed to providing high-quality, leading-edge medical technology that is safe and effective for women’s intimate health indications. Physician demand in this specialty area is strong as demonstrated by our successful introduction of the novel CoolSculpting® technology and our continuing cooperation with Cutera, Inc. and Solta Medical as their distributor in China. We look forward to working with Viveve to achieve further commercial success and building the Viveve brand through our customer-focused service, expert training, and collaborative efforts.”

About Viveve

Viveve Medical, Inc. is a medical technology company focused on women's intimate health. Viveve is committed to advancing new solutions to improve women's overall well-being and quality of life. The internationally patented Viveve® System incorporates cryogen-cooled monopolar radiofrequency (CMRF) technology to uniformly deliver volumetric heating while gently cooling surface tissue to generate neocollagenesis in a single in-office session.

Internationally, regulatory approvals and clearances have been received for vaginal laxity and/or improvement in sexual function indications in over 50 countries. Currently, in the United States, the Viveve System is cleared by the FDA only for use in general surgical procedures for electrocoagulation and hemostasis. Viveve is conducting VIVEVE II, a multicenter, randomized, double-blind, sham-controlled clinical trial to assess improvement of sexual function in women following vaginal childbirth. Completion of full 250 subject enrollment was announced in early March 2019. If successful, VIVEVE II results could be used to support Viveve’s efforts to obtain a marketing application for a new U.S. commercial indication.

For more information visit Viveve's website at www.viveve.com.

Safe Harbor Statement

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing, our ability to obtain approval or clearance for sale of our medical device for all indications sought, competition, general economic conditions and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware, unless required by law.

Viveve is a registered trademark of Viveve, Inc.

CoolSculpting is a trademark of Zeltiq Aesthetics, Inc.

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